Independent Auditors' Consent



To the Shareholders and Directors of the Smith Barney World Funds, Inc.:

We consent to the use of our reports dated December 28, 1994 with respect to the Portfolios listed below of the Smith Barney World Funds, Inc. incorporated herein by reference and to the references to our Firm under the "Independent Auditors" in the Statement of Additional Information.


Portfolios

International Equity Portfolio

Global Government Bond Portfolio

European Portfolio

Pacific Portfolio

International Balanced Portfolio









                                        KPMG Peat Marwick LLP


New York, New York
November 27, 1995